Exhibit 2.1

,,.,, · - · t INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS CERTIFICATE NUMBER PAR VALUE $0.00002 CLASS A ORDINARY SHARES SHARES CUSIPNO. THIS CERTIFIES THAT Is THE OwNER OF FULLY PAID AND NON - ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.00002 EACH OF EPSIUM ENTERPRISE LIMITED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. DATED : SON I TAM CEO, CFO & Chairman COUNTERSIGNED AND REGISTERED: TRANSHARE CORPORATION Transfer Agent By Authorized Signature Director Bayside Center 1 , 17755 N. US Highway 19 , Suite 140 , Clearwater , FL 33764 303.662.1112